                                                                    EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, and 333-86469 on Form S-3, and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875,
33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175,
333-09633, 333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2,
333-42549, 333-45183, 333-47537, 333-69505, 333-75303 and 333-78475 on Form S-8
of our report dated February 28, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of recognizing revenue and membership solicitation costs as described in Note 1) appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
New York, New York
February 28, 2000